                                                                      EXHIBIT 21
                                                                      ----------


                                       JURISDICTION                  PERCENTAGE OF DIRECT/
                                           WHERE                     INDIRECT OWNERSHIP BY
SUBSIDIARY                               ORGANIZED                PRIMEX OF VOTING SECURITIES
----------                               ---------                ---------------------------

General Defense Corporation            Pennsylvania                          100%

Primex Aerospace Company                Washington                           100%

Primex Tactical Systems, Inc.           California                           100%

U.S. Ordnance Company                    Delaware                            100%

St. Marks Powder, Inc.                   Delaware                            100%

Defense Research Incorporated             Alabama                            100%

Hitech Holdings, Inc.                    Delaware                            100%